Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of December 10, 2024 by and among DSS, Inc., a New York corporation (the “Seller”), and Alset Inc., a Texas corporation (the “Buyer”).

RECITALS

WHEREAS, Seller and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated under the Securities Act;

WHEREAS, the Seller wishes to sell 820,597 shares of its common stock (the “DSS Shares”), par value $0.02 per share, at a purchase price equal to $0.9749 per share, upon the terms and conditions set forth in this Agreement.

WHEREAS, the Buyer wishes to purchase the DSS Shares upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	SALE AND PURHCASE OF SHARES.

1.1 SALE. On the terms and subject to the conditions set forth in this Agreement, at the Closing Seller will sell, convey, transfer and assign to Buyer, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Buyer will purchase and accept from Seller, the DSS Shares

1.2 PURCHASE. In consideration therefor, Buyer will convey, transfer and assign to Seller, and Seller will accept from Buyer, $800,000.00 (such purchase and sale referred to as the “Purchase”).

2.	REPRESENTATIONS AND WARRANTIES.

2.1 REPRESENTATIONS AND WARRANTIES BY THE SELLER. The Seller represents and warrants to Buyer as follows as of the date hereof:

(a) Organization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be.

(b) Requisite Power and Authority. Seller has all necessary power and authority to execute and deliver this Agreement and the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby (the “Transaction Documents”) and to carry out their provisions. All action on Seller’s part required for the execution and delivery of this Agreement and the other Transaction Documents has been taken. Upon its execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(c) No Violations. The execution and delivery of the Transaction Documents, and the consummation by the Seller of the transactions contemplated thereby, does not (i) result in a violation of either the Certificate of Incorporation or By-laws of the Seller, or (ii) constitute a default under (or an event which with notice or lapse of time or both could become a default) or give to others any rights of termination, amendment or cancellation of, any material agreement, indenture or instrument to which the Seller is a party unless the same shall have been waived or consented to by the other party, or result in a violation of any law, rule, regulation, order, judgment or decree (foreign or domestic and including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Seller is bound or affected other than any of the foregoing which would not have a Material Adverse Effect.

(d) Good Title. The DSS Shares issued by Seller shall be free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and upon the consummation of the sale of such DSS Shares as contemplated hereby, Buyer will have good title to such DSS Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restriction. Seller has reserved from its duly authorized capital stock the maximum number of shares of common stock issuable pursuant to this Agreement.

2.2 REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents and warrants to the Seller, as of the date hereof, as follows:

(a) Organization and Good Standing. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be.

(b) Requisite Power and Authority. Buyer has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out their provisions. All action on Buyer’s part required for the execution and delivery of this Agreement and the other Transaction Documents has been taken. Upon its execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(c) Issuance of DSS Shares. The DSS Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the DSS Shares shall be fully paid and non- assessable with the holder being entitled to all rights accorded to a holder of DSS common stock.

(d) No Reliance. Buyer has not relied on and is not relying on any representations, warranties or other assurances regarding The Company and other than the representations and warranties expressly set forth in this Agreement.

2.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties shall survive the Closing for a period of 12 months and shall be fully enforceable at law or in equity against the parties and each party’s successors and assigns.

3.	CLOSING.

3.1 Conditions to Seller’s Obligations. The obligations of Seller under this Agreement, shall be subject to satisfaction of the following conditions, unless waived by Seller: (i) Buyer shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Buyer herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Buyer shall have executed and delivered to Seller all documents necessary to issue the DSS Shares to Buyer, as contemplated by this Agreement; (iv) Buyer shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Buyer; and (v) Seller shall have received authorization from the New York Stock Exchange (the “NYSE”) for the issuance of the DSS Shares, if required by the rules of the NYSE.

3.2 Conditions to Buyer’s Obligations. The obligations of Buyer under this Agreement, shall be subject to satisfaction of the following conditions, unless waived by Buyer: (i) Seller shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Seller herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Seller shall have executed and delivered to Buyer all documents necessary issue the DSS Shares to Buyer, as contemplated by this Agreement; (iv) Seller shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Seller; and (v) Seller shall have received authorization from the NYSE for the issuance of the DSS Shares, if required by the rules of the NYSE.

3.3	Closing Documents. At the Closing

(a) Seller shall deliver to Buyer, in form and substance reasonably satisfactory to Buyer (i) a duly executed copy of this Agreement, together with any other Transaction Documents (ii) certificates evidencing the DSS Shares, together with stock powers duly for such certificates to allow such certificates to be registered in the name of Buyer, or evidence of such book-entry transfer of the DSS Shares to Buyer; (iii) copies of resolutions adopted by the board of directors of Seller and certified by the Secretary of Seller authorizing the execution and delivery of, and performance of Seller’s obligations under, this Agreement.

(b) Buyer shall deliver to Seller, in form and substance reasonably satisfactory to Seller (i) a duly executed copy of this Agreement, together with any other Transaction Documents (ii) the Purchase price; (ii) copies of resolutions adopted by the board of directors of Buyer and certified by the Secretary of Buyer authorizing the execution and delivery of, and performance of Buyer’s obligations under, this Agreement

4.	MISCELLANEOUS.

4.1 ADDRESSES AND NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail transmission prior to 5:00 P.M., New York City time, on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via e-mail transmission on a day that is not a trading day or later than 5:00 P.M., New York City time, on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address and e-mail address for such notices and communications shall be as follows:

If to Seller to:	DSS, Inc.
275 Wiregrass Pkwy
West Henrietta, NY 14586
Attention: Todd D. Macko
Telephone:
Email:

If to Buyer:	Alset Inc.
4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814
Attention: Ronald Wei
Telephone:
Email:

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

4.2 TITLES AND CAPTIONS. TITLES AND CAPTIONS. All Article and Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and do not in any way define, limit, extend or describe the scope or intent of any provisions hereof.

4.3 ASSIGNABILITY. This Agreement is not transferable or assignable by the undersigned.

4.4 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

4.5 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes of this Agreement. Each party shall bear its own expenses in connection therewith.

4.6 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of law rules.

4.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, legal representatives, personal representatives, permitted transferees and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators and successors.

4.8 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understandings, whether written or oral, pertaining thereto, including without limitation, the Prior Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

4.9 AMENDMENT. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written consent executed by the parties hereto.

4.10 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by creditors of any party.

4.11 WAIVER. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy available upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition.

4.12 RIGHTS AND REMEDIES. The rights and remedies of each of the parties hereunder shall be mutually exclusive, and the implementation of one or more of the provisions of this Agreement shall not preclude the implementation of any other provision.

4.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing(or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

SIGNATURES ON THE FOLLOWING PAGES

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

By Buyer:

ALSET INC.

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Co-CFO

By Seller:

DSS, INC.

By:	/s/ Jason Grady
Name:	Jason Grady
Title:	Interim CEO